UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2006, Aquila, Inc. (the “Company”) and Mid-Kansas Electric Company (“MKEC”) further amended the asset purchase agreement dated September 21, 2005, under which MKEC has agreed to acquire the assets and liabilities comprising the Company’s Kansas electric utility operations. Under this second amendment, the parties extended the termination date of the agreement from January 1, 2007 until April 16, 2007, in light of the procedural review schedule established by the Kansas Corporation Commission with respect to the sale of the Company’s Kansas electric utility operations. That schedule calls for hearings to take place in the first quarter of 2007. A copy of the second amendment is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Asset Purchase Agreement Amendment No. 2, by and between the Company and MKEC, dated October 20, 2006.
10.2

Asset Purchase Agreement Amendment No. 1, by and between the Company and MKEC, dated August 11, 2006 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 11, 2006 and filed with the Securities and Exchange Commission on August 17, 2006).

10.3

Asset Purchase Agreement by and between the Company and MKEC, dated September 21, 2005 (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated September 21, 2005 and filed with the Securities and Exchange Commission on September 27, 2005).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Christopher M. Reitz
Christopher M. Reitz

Senior Vice President, General Counsel and Corporate Secretary

Date: October 25, 2006